                                                                   Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             CIC ACQUISITION CORP.,
                                    AS BUYER,

                                       AND

                          PENOP LIMITED AND PENOP INC.,
                                   AS SELLERS


                         DATED AS OF SEPTEMBER 29, 2000

                                TABLE OF CONTENTS

                                                                           PAGE

1.    DEFINITIONS............................................................1

      1.1   Terms Defined in this Section....................................1

      1.2   Other Definitions................................................5

2.    SALE OF ASSETS; ASSUMPTION OF CERTAIN OBLIGATIONS......................6

      2.1   Sales of Assets..................................................6

      2.2   Assumed Obligations..............................................7

3.    PURCHASE PRICE; CLOSING................................................8

      3.1   Purchase Price...................................................8

      3.2   Manner and Time of Closing; Delivery of Purchase Price
            Shares...........................................................9

      3.3   Allocation of Purchase Price.....................................9

      3.4   Tax Deferred Reorganization......................................9

      3.5   Liquidation of Sellers...........................................9

4.    REPRESENTATIONS AND WARRANTIES OF SELLERS..............................9

      4.1   Incorporation; Qualification; Corporate Power...................10

      4.2   Capacity; Due Authorization; Enforceability.....................10

      4.3   Absence of Conflicting Agreements...............................10

      4.4   Affiliates......................................................11

      4.5   Financial Statements; Absence of Undisclosed Liabilities;
            Accounts Receivable.............................................11

      4.6   Absence of Certain Changes......................................12

      4.7   Intellectual Property...........................................12

      4.8   Personal Property...............................................14

      4.9   Governmental Authorizations.....................................14

      4.10  Contracts.......................................................15

      4.11  Products........................................................16

      4.12  Service Records.................................................16

      4.13  Litigation......................................................17

      4.14  Compliance with Laws............................................17

      4.15  Taxes; Tax Returns..............................................17

      4.16  Insurance and Bonds.............................................17

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

      4.17  Absence of Certain Payments.....................................17

      4.18  Interested Party Transactions...................................18

      4.19  Customers.......................................................18

      4.20  Sufficiency of Assets...........................................18

      4.21  Year 2000.......................................................18

      4.22  Brokers and Finders.............................................18

      4.23  Disclosure......................................................18

5.    REPRESENTATIONS AND WARRANTIES OF BUYER...............................20

      5.1   Organization; Corporate Power...................................20

      5.2   Due Authorization; Enforceability...............................21

      5.3   Absence of Conflicting Agreements...............................21

      5.4   Purchase Price Shares...........................................21

      5.5   SEC Filings.....................................................21

      5.6   Brokers and Finders.............................................22

      5.7   Disclosure......................................................22

      5.8   U.S. Business Establishment.....................................22

      5.9   No General Solicitation.........................................22

      5.10  Exempt Transaction..............................................22

6.    COVENANTS AND OTHER AGREEMENTS OF SELLERS AND BUYER...................23

      6.1   Continuity and Maintenance of Operations........................23

      6.2   Access to Sellers and Business..................................23

      6.3   Confidentiality.................................................24

      6.4   Certain Changes; Notification; Updated Schedules................25

      6.5   No Public Announcement..........................................25

      6.6   SEC Compliance; Purchase Price Shares; Registration
            Statement ......................................................25

      6.7   Required Consents...............................................27

      6.8   Delivery of Financial Information...............................28

      6.9   Non-Competition Agreements......................................28

      6.10  Taxes...........................................................28

      6.11  Sellers' Premises...............................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

      6.12  Reimbursement of Certain Expenses...............................29

      6.13  No-Shop Covenant................................................29

      6.14  Further Assurances; Satisfaction of Covenants...................29

      6.15  Change of Business Name.........................................30

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...........................30

      7.1   Representations and Warranties of Sellers.......................30

      7.2   Covenants.......................................................30

      7.3   Material Consents...............................................30

      7.4   Judgments.......................................................30

      7.5   Material Adverse Change.........................................30

      7.6   Opinion of Sellers' Counsel.....................................30

      7.7   Due Diligence...................................................30

      7.8   Bankruptcy Proceedings..........................................30

      7.9   Delivery of Certificates and Documents..........................31

      7.10  Third Party Agreements..........................................31

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..........................32

      8.1   Representations and Warranties of Buyer.........................32

      8.2   Covenants.......................................................32

      8.3   Judgments.......................................................32

      8.4   Payment for Assets..............................................32

      8.5   Opinion of Buyer's Counsel......................................32

      8.6   Delivery of Certificates and Documents..........................32

      8.7   Guaranty........................................................32

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY HOLDBACK........33

      9.1   Survival........................................................33

      9.2   Indemnification.................................................33

      9.3   Indemnity Shares; Assertion of Claims...........................34

      9.4   Notice of and Right to Defend Third Party Claims................34

      9.5   Limitations of Liability........................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

10.   TERMINATION...........................................................35

      10.1  Termination.....................................................35

      10.2  Surviving Obligations...........................................36

      10.3  Attorney's Fees.................................................36

11.   EXPENSES..............................................................36

12.   FINANCIAL STATEMENTS..................................................36

13.   ENTIRE AGREEMENT......................................................36

14.   PARTIES OBLIGATED AND BENEFITED.......................................37

15.   NOTICES...............................................................37

16.   AMENDMENTS AND WAIVERS................................................38

17.   SEVERABILITY..........................................................38

18.   SECTION HEADINGS AND TERMS............................................39

19.   COUNTERPARTS..........................................................39

20.   GOVERNING LAW; CONSENT IN JURISDICTION................................39

21.   SPECIFIC PERFORMANCE; PERFORMANCE BY SELLERS..........................39

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

A     Form of Escrow Agreement
B-1   Form of Non-Competition Agreement Being Delivered by Sellers
B-2 Form of Non-Competition Agreement Being Delivered by Howard Schechter, Robert Levin and David Barter
B-3   Form of Non-Competition Agreement Being Delivered by Nicholas May
C     Form of Consulting and Reimbursement Agreement
D-1   Form of Opinion of Sellers' Counsel
D-2   Form of Opinion of Sellers' Counsel
D-3   Form of Opinion of Sellers' Counsel
E     Form of Bill of Sale and Assignment
F     Form of Assumption Agreement
G     Form of Independent Contractor Agreement
H     Form of Consulting Services Agreement
I     Form of Opinion of Buyer's Counsel
J     Form of Guaranty


SCHEDULES

1.1A     Assumed Instruments
1.1B     Management Personnel for Purposes of "Sellers' Knowledge"
1.1C     Required Consents
2.1(a)(ii)        Excluded Tangible Personal Property
3.2      Purchase Price Shares
3.3      Allocation of Purchase Price
4.6      Absence of Changes
4.7(a)   Intellectual Property
4.7(b)   Exceptions to Title to Intellectual Property
4.7(c)   Intellectual Property Licenses and Sublicenses
4.7(d)   Infringement; Violations of Law
4.7(e)   Validity of Seller Intellectual Property
4.7(f)   Legal Proceedings Involving Intellectual Property
4.7(g)   Professional Services Agreements
4.8(a)   Tangible Personal Property
4.8(b)   Tangible Personal Property Leases
4.9      Governmental Authorizations
4.10     Contracts
4.11(a)  Products
4.11(b)  Product Warranties, Guaranties and Indemnities
4.12     Product Guaranties and Warranties; Continuing Obligations
4.13     Litigation

4.19     Customers
4.20     Exceptions to Sufficiency of Assets
6.5      Form of Press Release
6.6(a)   Restrictive Legend
6.11     Sellers' Premises
7.10     Individuals Executing Non-Competition Agreements
12       Financial Statements Being Paid for by Buyer

                            ASSET PURCHASE AGREEMENT


            THIS ASSET PURCHASE AGREEMENT is made as of this 29th day of September, 2000, by and between CIC Acquisition Corp., a Delaware corporation ("BUYER"), and PenOp Limited, a company organized under the laws of England and Wales ("PENOP UK"), and PenOp Inc., a Delaware corporation ("PENOP"; PenOp UK and PenOp each being referred to herein as a "SELLER," and being referred to together as "SELLERS").


                              W I T N E S S E T H:


            WHEREAS, Sellers have agreed to convey to Buyer, and Buyer has agreed to acquire from Sellers, certain of the assets used or usable in connection with Sellers' business (the "BUSINESS"), as set forth herein, upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the representations and warranties and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Buyer do hereby agree as follows:

1.    DEFINITIONS.

      1.1 TERMS DEFINED IN THIS SECTION. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

            "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

            "Assumed Instruments" means the Contracts and Governmental Authorizations, if any, set forth in SCHEDULE 1.1A.

            "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required by law to be closed.

            "CIC" means Communication Intelligence Corporation, a Delaware corporation and the parent corporation of Buyer.

            "Commercial Software Rights" means packaged commercially available software programs that are generally available to the public through retail dealers in computer software.

            "Developments" means, collectively, any and all developments, enhancements, refinements, upgrades and documentation with respect to ideas, inventions, products, services, know-how, trade secrets, programs, procedures, strategies and other works of authorship and other proprietary rights.

            "Employee" means any person employed by a Seller.

            "Escrow Agent" means Citibank, N.A., or such other bank, brokerage firm or trust company on which Sellers and Buyer shall agree.

            "Escrow Agreement" means the Escrow Agreement to be entered into at Closing among Sellers, Buyer and the Escrow Agent, substantially in the form of EXHIBIT A.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Governmental Authority" means (i) the United States of America or any other country or nation, (ii) any state, commonwealth, territory or possession of the United States of America or any other country or nation, and any political subdivision thereof, including counties, municipalities and the like or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

            "Governmental Authorization" means any authorization, agreement, License or permit relating to the operation of any part of the Business or any of the Assets that is obtained from or issued by any Governmental Authority and is used or useful in the operation of the Business, including any amendment or modification thereof or any supplement thereto.

            "Indemnity Shares" means 940,000 Shares, to be withheld from the Shares delivered in respect of the Purchase Price and deposited with the Escrow Agent pursuant to Section 3.2(b)(ii).

            "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith, including goodwill with respect thereto, anywhere in the world: (i) Patent Rights; (ii) trade secrets and other proprietary information; (iii) copyrights, mask work rights, copyright registrations and applications therefor; (iv) web addresses, sites and domain names; (v) industrial designs and any registrations and applications therefor throughout the world; (vi) Trademarks; and (vii) any similar, corresponding or equivalent rights to any of the foregoing, including any Developments and Related Technology with respect thereto.

            "Knowledge of Seller," "Sellers' Knowledge" or similar words shall mean the actual knowledge of any of Sellers' officers or directors or the other persons identified in SCHEDULE 1.1B.

            "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, permit or permit condition, administrative or judicial decree, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

            "License" means any license or other authorization (other than a license solely with respect to Commercial Software Rights) issued or granted by a Person other than a Governmental Authority that authorizes the use of any Seller Intellectual Property.

            "Lien" means any lien, security interest, mortgage, pledge, charge, claim, equity, encumbrance, restriction on transfer, conditional sale, or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

            "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations, assets or liabilities of any Seller or any of the Assets.

            "Material Consents" means the Required Consents marked with asterisks in SCHEDULE 1.1C.

            "Nasdaq SmallCap Market" means a tier of the electronic securities market operated by The Nasdaq Stock Market, Inc. that is comprised of competing market makers whose trading is supported by a communications network linking them to quotation dissemination, trade reporting and order execution systems, which tier is comprised of securities that meet the requirements of and are authorized as "Nasdaq SmallCap Market" securities (as defined under the regulations promulgated by the National Association of Securities Dealers).

            "Outside Closing Date" means October 6, 2000.

            "Patent Rights" means (i) all patents and patent applications and any inventions disclosed in any of the foregoing patents and patent applications; (ii) any and all counterpart U.S., international and foreign patents, applications and certificates of invention based upon or covering any portion of the foregoing patents, applications and inventions; (iii) all divisions, continuations, continuations-in-part, and substitutions of any of the preceding patents and patent applications; (iv) all foreign or international applications corresponding to any of the preceding applications or patents; (v) all divisions, continuations, continuations-in-part, and substitutions of any of such foreign or international applications described in (iv); and (vi) all U.S., international and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations.

            "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

            "Product Liability" shall mean any liability or other obligation (whether alleged or otherwise) of a Seller or any agent or affiliate thereof respecting any express or implied representation, warranty, guaranty, agreement, arrangement or understanding made (or claimed to have been made), or imposed (or claimed to have been imposed) by operation of applicable law, in respect of the Assets or Products.

            "Products" means (except with respect to Commercial Software Rights) all products and services sold, licensed, developed or otherwise provided by Sellers to customers or other third parties, or supported by Sellers, in connection with the Business.

            "Related Agreements" means all written agreements, instruments, affidavits, certificates and other documents, other than this Agreement, that are executed and delivered by Buyer or either Seller pursuant to this Agreement.

            "Related Technology" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world: (i) all inventions (regardless of whether patentable), invention disclosures, improvements, derivatives, know-how, technology, technical data; (ii) all schematics, drawings, net lists, notes and notebooks, specifications, bills of material, and tooling; (iii) all computer software, including all source code, object code, firmware, development tools, flow charts, annotations, files, records and data, and all media in which any of the foregoing is recorded; (iv) all customer lists; (v) all databases and data collections and all rights therein throughout the world; and (vii) all documentation relating to any of the foregoing.

            "Required Consents" means all consents, approvals, authorizations, waivers and other acts of Governmental Authorities and other Persons under Contracts, Governmental Authorizations and other instruments and pursuant to Legal Requirements and otherwise that are necessary in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, all of which Required Consents are set forth in SCHEDULE 1.1C.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means shares of CIC's common voting stock, having a par value of $0.01 per share.

            "Taxes" or "Tax" means and includes, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding and other taxes, assessments, levies, fees, duties, tariffs and other charges of any kind imposed upon a Seller or any of the Assets, as applicable, by federal, foreign, state or local law, together with any interest and any penalties, or additions to tax and additional amounts, validly imposed with respect to such taxes.

            "Trademarks" means all trademarks, trade names, service marks, trade dress and logos, together with all translations, adaptations, derivations and combinations thereof, regardless of whether any of the foregoing is registered or is the subject of a pending application, and including all goodwill associated therewith, existing or arising anywhere in the world.

      1.2 OTHER DEFINITIONS. The following terms are defined in the Sections indicated:

        Term                         Section
        ----                         -------
Assets                                2.1(a)
Assumed Obligations                   2.2(a)
Assumption Agreement                  7.9(e)
Books and Records                     2.1(a)(iv)
Business                              Recital
Buyer Financial Statements            5.5
Buyer Indemnitees                     9.2(a)
Claim                                 9.2(c)
Claim Notice                          9.3(b)
Closing                               3.2(a)
Closing Date                          3.2(a)
Code                                  3.4
Confidential Information              6.3(b)
Consulting and Reimbursement          6.12
Agreement
Contracts                             4.10(a)(ix)
GAAP                                  5.5
Excluded Assets                       2.1(b)
Financial Statements                  4.5(a)
Indemnitee                            9.3(b)
Indemnitor                            9.3(b)
1999 Financial Statements             6.8(b)
Non-Competition Agreements            6.9
Personal Property Leases              4.8
Post-Closing Payment                  6.10
Premises                              6.11
Purchase Price                        3.1
Purchase Price Shares                 6.6(b)(i)
Registration Statement                6.6(b)(i)
Resale Period                         6.6(b)(i)
SEC Documents                         5.5
Seller Indemnitees                    9.2(b)
Seller Intellectual Property          2.1(a)(i)
Service Records                       4.12
Subsequent Purchasers                 6.6(b)(ii)
Tangible Personal Property            2.1(a)(ii)
UK Auditing Standards                 4.5(a)

2.    SALE OF ASSETS; ASSUMPTION OF CERTAIN OBLIGATIONS

      2.1 SALES OF ASSETS.

            (a) Subject to the terms, provisions and conditions contained in this Agreement, Sellers agree to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Sellers, at the Closing, all right, title and interest of Sellers in the Assets (as defined herein), free and clear of all Liens. The "ASSETS" shall mean, collectively, the following:

                  (i) all of Sellers' rights in, to and with respect to the Intellectual Property that is owned by Sellers or that is otherwise used or held for use in the Business ("SELLER INTELLECTUAL PROPERTY");

                  (ii) all of Sellers' rights in and to the equipment, supplies and other tangible personal property, including inventories thereof, that is necessary for or is being used in the use and operation (including testing) of the Seller Intellectual Property as it is or has been used or operated in the Business ("TANGIBLE PERSONAL PROPERTY"), other than such property as is listed in SCHEDULE 2.1(A)(II);

                  (iii) Sellers' rights under the Assumed Instruments, other than accounts receivable in respect of obligations discharged by Sellers prior to the Closing;

                  (iv) all books, records (except financial records and ledgers), customer, supplier and vendor lists, databases and other information and data (except, subject to Section 6.2(c), (A) e-mail and (B) any other records containing information of third parties that is protected by a current, valid nondisclosure agreement that is binding upon Sellers), credit records, competitor information, marketing, advertising and promotional literature and other materials and plans relating to the Business ("BOOKS AND RECORDS"), subject to a Seller's right, at any time and from time to time, on reasonable notice and during normal business hours, to make and retain copies of and have access to the foregoing solely to the extent reasonably necessary to enable Sellers to wind up the Business, prepare and file all necessary tax returns, comply with any other Legal Requirements and comply with or enforce any contractual or other obligation or right, including without limitation under this Agreement, the Related Agreements, the Assumed Obligations or those agreements listed in SCHEDULE 4.10 and Sellers' right to defend with respect to any of the foregoing; PROVIDED, that Sellers shall have no such rights with respect to source code or software documentation (except as necessary in connection with Sellers' participation in any legal proceedings to which a Seller is a party) or with respect to any other records generally considered to constitute intellectual property or proprietary information (except to the extent necessary for Sellers' preparation of tax returns and financial statements and participation in any legal proceeding to which a Seller is a party);

                  (v) all intangible rights and claims relating to or arising out of the Seller Intellectual Property, the Assumed Instruments and the Tangible Personal Property, including all rights in and with respect to goodwill relating thereto and all inchoate rights with respect thereto and claims against other Persons in connection therewith.

            (b) Buyer shall not acquire any assets, rights or properties of Sellers other than as expressly set forth in Section 2.1(a). Without limiting the generality of the foregoing, the Assets shall not include, and Buyer shall not acquire any interest in or to, any of the following (all assets, rights and properties not acquired by Buyer under this Agreement being referred to collectively as the "EXCLUDED ASSETS"):

                  (i) insurance policies of Sellers and rights and claims thereunder;

                  (ii) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Sellers;

                  (iii) accounts receivable, cash and cash equivalents and notes receivable of Sellers;

                  (iv) prepaid expenses;

                  (v) security deposits;

                  (vi) Sellers' accounting software and financial records software and all data related to such software;

                  (vii) Sellers' minute books and stock ledgers;

                  (viii) Sellers' employee benefits plans and employment-related contracts;

                  (ix) Sellers' rights under this Agreement and the Related Agreements;

                  (x) Sellers' worldwide financial, U.S. financial and management databases;

                  (xi) the legal opinion of White & Case LLP addressed to Sellers, dated September 6, 2000; and

                  (xii) all rights of Sellers to the cash deposit made in connection with the Letters of Intent dated June 7 and June 8, 2000, by and between PenOp Limited and CyberSign Japan Incorporated.

      2.2 ASSUMED OBLIGATIONS.

            (a) Subject to the terms, provisions and conditions contained in this Agreement, at the Closing, Buyer shall assume and shall fulfill, perform or otherwise discharge only those obligations of Sellers arising under the Assumed Instruments that are to be performed from and after the Closing Date ("ASSUMED OBLIGATIONS").

            (b) Other than the Assumed Obligations, Buyer shall not assume or be bound by or otherwise be responsible for any duties, responsibilities, obligations or liabilities of any kind or nature, known, unknown, contingent or otherwise of Sellers relating to the Business or otherwise, whether arising prior to, on or after the Closing. Subject to but without limiting the generality of the foregoing, Buyer shall not assume, undertake or accept any duty, responsibility, obligation or liability of either Seller (whether existing as of the date hereof, at the Closing or arising in the future) with respect to:

                  (i) any liability or obligation of Sellers or any of their Affiliates relating to the operation of the Business;

                  (ii) any liability or obligation of Sellers or any of their Affiliates relating to the ownership or operation of the Assets on or prior to the Closing Date;

                  (iii) any liability or obligation of Sellers or any of their Affiliates relating to the Excluded Assets;

                  (iv) any accounts payable of Sellers relating to the Assets incurred on or prior to the Closing Date;

                  (v) any liability or obligation under Contracts that are not Assumed Instruments;

                  (vi) any liability or obligation arising out of a breach or default by a Seller at or prior to the Closing (including any event occurring prior to the Closing that with the passage of time or giving of notice, or both, would become a breach or default under any Assumed Instrument);

                  (vii) any liability or obligation with respect to any claim or governmental proceeding or investigation, whether existing on the date hereof or arising hereafter, arising out of ownership of the Assets by Sellers on or prior to the Closing Date;

                  (viii) any liability or obligation of Sellers to any Employee;

                  (ix) any liability or obligation with respect to (A) any Tax related to Sellers, (B) any Tax related to the Business that is attributable to a period on or prior to the Closing Date or (C) any Tax arising out the ownership of the Assets by Sellers on or prior to the Closing Date;

                  (x) any liability in respect of any indebtedness of Sellers or the Business; or

                  (xi) any liability in respect of any interest in real property of Sellers.

3.    PURCHASE PRICE; CLOSING.

      3.1 PURCHASE PRICE. The aggregate purchase price for the Assets shall be 4,700,000 Shares (the "PURCHASE PRICE").

      3.2 MANNER AND TIME OF CLOSING; DELIVERY OF PURCHASE PRICE SHARES.

            (a) Subject to the satisfaction or waiver of all conditions to closing set forth in Sections 7 and 8, the closing of the transactions contemplated herein (the "CLOSING") shall take place at 10:00 a.m. at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, or at such other time and location mutually determined by Sellers and Buyer, on the second Business Day following the satisfaction or waiver of the conditions set forth in Articles 7 and 8 hereof (other than those conditions set forth in Section 7.9 (other than Subsection (b) or (i) thereof) and Section 8.6 (other than Subsection (b) thereof), but in no event later than the Outside Closing Date (such date on which the Closing actually occurs, the "CLOSING DATE").

            (b) At Closing,

                  (i) Buyer shall deliver to Sellers certificates representing the Purchase Price, which Shares shall be registered on CIC's books in the names and percentage denominations set forth in SCHEDULE 3.2; and

                  (ii) Buyer, Sellers and the Escrow Agent shall enter into the Escrow Agreement, pursuant to which Sellers shall deposit in escrow with the Escrow Agent the Indemnity Shares, together with executed stock powers, endorsed in blank, to enable the Escrow Agent to transfer such Shares to Buyer. The Indemnity Shares shall be held, sold and otherwise disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement in order for such Indemnity Shares and/or the proceeds of sales thereof to provide a fund for the payment of indemnification to Buyer, subject to Section 9.

      3.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets and the covenant contained in Section 6.9 as set forth in
SCHEDULE 3.3, and each party shall make all appropriate tax and other filings on a basis consistent with such allocation.

      3.4 TAX DEFERRED REORGANIZATION. The acquisition of Assets from PenOp hereunder is intended to be a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code (the "CODE"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code, and Buyer and Sellers agree to prepare and file tax returns that are consistent with such intentions.

      3.5 LIQUIDATION OF SELLERS. Sellers agree that PenOp shall not be liquidated earlier than one year following the Closing Date, and Sellers agree that upon such liquidation, all of the obligations and liabilities of PenOp shall be assumed by, and all of the assets of PenOp shall be transferred to, PenOp UK. Sellers agree that PenOp UK shall not be liquidated earlier than two
(2) years following the Closing Date.

4. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

      4.1 INCORPORATION; QUALIFICATION; CORPORATE POWER. PenOp is a corporation, and PenOp UK is a limited liability company, each duly incorporated, validly existing and in good standing (or the equivalent, as may be appropriate under U.K. law) under the laws of the jurisdiction of its respective incorporation, with full corporate or limited liability company power, as the case may be, and authority to own, lease or license its properties and assets and to carry on the Business and any other businesses in which it is engaged in the manner in which such businesses are now carried on. Each Seller is duly qualified to transact business in all other jurisdictions where the ownership, leasing or licensing of its properties and assets and the carrying on of its businesses as a foreign corporation requires such qualification (or the equivalent, as may be appropriate under U.K. law), except for any failure to so qualify that is not reasonably likely to have a Material Adverse Effect.

      4.2 CAPACITY; DUE AUTHORIZATION; ENFORCEABILITY. All requisite corporate or limited liability company actions, as the case may be, required to be taken by each Seller for the execution, delivery and performance by such Seller of this Agreement and each of the Related Agreements to which it is a party have been duly taken. Each Seller has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller, and this Agreement and each of the Related Agreements to which each Seller is a party, upon execution and delivery, will be, a legal, valid and binding obligation of such Seller enforceable in accordance with their respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies, including specific performance, injunctive relief and reformation, may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      4.3 ABSENCE OF CONFLICTING AGREEMENTS. SCHEDULE 1.1C sets forth all of the Required Consents. Provided that all of the Required Consents are obtained, the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby by Sellers will not (a) violate PenOp's Certificate of Incorporation or Bylaws or PenOp UK's Certificate of Incorporation and Memorandum and Articles of Association, or other applicable constituent documents; (b) violate any Legal Requirements applicable to Sellers, the Assets, the Business or the Assumed Obligations; (c) conflict with, result in any breach of or default, event creating rights of acceleration, termination or cancellation or a loss of rights under, or require any payment to or confer any material rights upon any third party under or pursuant to any Governmental Authorization, Contract or other instrument or judgment, order, award or decree to which a Seller is a party or by which any of the Assets, the Business or a Seller is bound or affected, or any statute, law, regulatory provision or other Legal Requirement to which a Seller, the Assets or the Business is subject or by which it is bound; (d) require either Seller to pay damages, termination fees or similar penalties to any Person; (e) result in the creation or imposition of any Lien on any of the Assets; or (f) result in the acceleration of the due date of any material obligation of either Seller.

      4.4 AFFILIATES. Other than PenOp and two other subsidiaries that are dormant (namely, Peripheral Vision Ltd. and Peripheral Vision Inc.), PenOp UK has no subsidiaries, and neither Seller has any other Affiliate (other than each other and its respective officers, directors and shareholders) or holds any interest in any other Person. Neither Signature One Inc. (or any other Affiliate of Sellers with a similar name), Peripheral Vision Ltd. or Peripheral Vision Inc. holds any assets.

      4.5 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES; ACCOUNTS RECEIVABLE.

            (a) Sellers have delivered to Buyer true and correct copies of the following financial statements: (i) an audited consolidated balance sheet of Sellers as of December 31, 1998 and unaudited consolidated balance sheets of Sellers as of December 31, 1999, and June 30, 2000; (ii) audited statements of income for the 12-month period ended December 31, 1998; and (iii) unaudited statements of income and cash flows for the 12- and six-month periods ended December 31, 1999, and June 30, 2000, respectively (collectively, the "FINANCIAL STATEMENTS"). Sellers have also delivered to Buyer copies of all audit response letters relating to Sellers and the Business that are in final form for the 12-month period ended December 31, 1998. Except as set forth in SCHEDULE 4.5, no audit response letters relating to Sellers or the Business have been prepared with respect to the 12-month period ended December 31, 1999, and no audit letters to management have been prepared in respect of Sellers or the Business for the 12-month periods ended December 31, 1998, and December 31, 1999. The Financial Statements have been prepared in accordance with the books and records of the respective Sellers and have been prepared in accordance with the U.K. Companies Act of 1985 and Auditing Standards issued by the U.K. Auditing Practices Board, each as in effect from time to time (collectively, "UK AUDITING STANDARDS"), consistently applied throughout the periods covered thereby. The Financial Statements present fairly the consolidated and consolidating financial position, results of operations and cash flows of Sellers and the Business at the respective dates thereof and throughout the respective periods covered thereby (except that the Financial Statements as of December 31, 1998, and for the 12-month period then ended do not cover cash flows) subject, in the case of unaudited Financial Statements, to normal year-end accruals and audit adjustments and to the absence of footnotes thereto, none of which is material. There has been no change in Sellers' accounting policies except as described in the notes to the Financial Statements.

            (b) Except as otherwise expressly disclosed in any of the Schedules hereto or in the unaudited Financial Statements covering any period or as of any date after December 31, 1999, there has been no change since December 31, 1999 with respect to Sellers, their respective assets or, to Sellers' Knowledge, their respective businesses that would materially affect the Assets, other than changes in general economic and business conditions that do not relate specifically to Sellers or the Assets.

            (c) Except as set forth in the Financial Statements, and except for liabilities and obligations incurred in the ordinary course of Sellers' business consistent with past practices, since December 31, 1999, neither Seller has incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) with respect to the Assets or the Business for which Buyer may become liable, other than the Assumed Obligations, or that may adversely affect the Assets in any material respect.

      4.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 4.6, during the period from December 31, 1999, to the date as of which this representation is made, inclusive, Sellers have operated the Business in the ordinary course, consistent with past practices, and no event, transaction or circumstance has occurred with respect to Sellers, the Assets or the Business that could result in a liability to Buyer after the Closing, other than the Assumed Obligations and general economic and business conditions that do not relate specifically to Sellers or the Assets.

      4.7 INTELLECTUAL PROPERTY.

            (a) Schedule 4.7(a) sets forth, by Seller, each Patent Right, trademark, trade name, service mark, service name, registered copyright, and applications for registration of the foregoing, and each web address, web site and domain name and all software (other than Commercial Software Rights) included within the Seller Intellectual Property, together, where applicable, with all application and registration numbers with respect thereto, the identities of the owner(s) thereof and of any of Sellers' licensees and sublicensees thereof and a description of any Licenses by which Sellers have acquired rights with respect thereto. SCHEDULE 4.7(A) also describes any proceedings and actions to which either Seller is a party before any court or other tribunal (including the United States Patent and Trademark Office, Trademark Trials and Appeals Board or equivalent authority anywhere in the world) related to any of the Seller Intellectual Property.

            (b) Except as set forth in Schedule 4.7(b), and except for Commercial Software Rights, (i) Sellers own and have good and exclusive title to, or have the exclusive legal rights to use in the Business, each item of Seller Intellectual Property, free and clear of any Liens (other than licenses to Seller Intellectual Property granted by Sellers in the ordinary course of business); (ii) have exclusive rights (and are not contractually obligated to pay any compensation to any third party in respect thereof under any license, covenant not to sue, settlement, or other agreement) to the use thereof or the material covered thereby; (iii) to the extent that any work, invention, or material has been developed or created by a third party for a Seller, such Seller has entered into a written "work for hire" or similar agreement with, or has received a written assignment or exclusive license from, such third party with respect thereto whereby such Seller has obtained exclusive ownership of or rights to all Intellectual Property in such work, material or invention; and
(iv) no Person who has licensed Seller Intellectual Property to a Seller has ownership rights or license rights to Developments or Related Technology created by either Seller in connection with such Seller Intellectual Property.

            (c) Except as set forth in SCHEDULE 4.7(c), and except with respect to Commercial Software Rights, neither Seller has transferred ownership of, granted any license or other right to use or authorized the retention of any right to use any Intellectual Property to any Person. SCHEDULE 4.7(c) sets forth a complete list of all licenses, sublicenses and other instruments limiting or otherwise affecting Sellers' rights in any of the Seller Intellectual Property, including the identity of all parties thereto, the Seller Intellectual Property covered thereby, a description of the nature and subject matter thereof, any applicable royalty and the term thereof. Except as set forth in SCHEDULE 4.7(c), the execution and delivery of this Agreement by Sellers, and the consummation of the transactions contemplated hereby, will not result in Buyer (as a result of its assumption of the Assumed Instruments) or either Seller granting any rights or licenses with respect to any Intellectual Property to any third party or any third party otherwise obtaining any rights (by operation of law or otherwise) in any of the Seller Intellectual Property.

            (d) The Products (including the same or modified Products used, licensed or sold by Buyer after the Closing Date) have not, do not and will not directly or contributorily infringe or misappropriate any Person's Intellectual Property existing as of or prior to the Closing Date, violate any Person's other rights (including rights to privacy and publicity) existing as of or prior to the Closing Date or violate any Legal Requirements (including Legal Requirements relating to unfair trade practices, false advertising and defamation) existing as of or prior to the Closing Date. However, Sellers make no warranty in this
Section 4.7(d) that the future use, license or sale of any Products by Buyer or any Person will not infringe any Person's Intellectual Property existing as of or prior to the Closing Date, violate any Person's other rights (including rights to privacy or publicity) existing as of or prior to the Closing Date or violate any Legal Requirement (including Legal Requirements relating to unfair trade practices, false advertising and defamation) existing as of or prior to the Closing Date, if such Products are modified and such modification results in such infringement, misappropriation or violation. Except as set forth in
SCHEDULE 4.7(d), neither Seller has received any notice of, and no claim has been asserted or threatened against either Seller, or, to Seller's Knowledge, any of their respective customers, from any Person claiming that such operation or any act, Product, technology or service (including Products, technology or services currently under development) of such Seller infringes or misappropriates the Intellectual Property or any right of any Person or violates any Legal Requirements.

            (e) Except as set forth in Schedule 4.7(e), (i) each item of owned Seller Intellectual Property, and to Sellers' Knowledge each item of Seller Intellectual Property licensed to a Seller, is valid and subsisting, (ii) all necessary registration, maintenance and renewal fees in connection with owned Seller Intellectual Property have been paid to the extent necessary so as not to impair the enforceability of the patent and trademark registrations set forth in
SCHEDULE 4.7(a), other than those registrations indicated in SCHEDULE 4.7(a) as abandoned or possibly abandoned; and (iii) all necessary documents and certificates in connection with owned Seller Intellectual Property have been filed with the relevant patent, copyright, trademark or other Governmental Authorities for the purposes of maintaining Sellers' rights in such owned Seller Intellectual Property. Each Seller has taken all steps reasonably required to protect such Seller's rights in any owned Seller Intellectual Property consisting of trade secrets and other confidential information, it being understood that "reasonable steps" shall include, without limitation, entering into written confidentiality agreements with consultants and/or other third parties that have access to Sellers' confidential information and entering into written employee invention disclosure agreements with Employees.

            (f) There is no contract, license or agreement between any Seller and any other Person with respect to any Seller Intellectual Property under which there is any dispute regarding the scope of such agreement or performance under such agreement. Except as set forth in SCHEDULE 4.7(F), (i) neither Seller has any currently pending claim against any Person for infringing or misappropriating any Seller Intellectual Property; and (ii) no Seller Intellectual

Property or any Product of either Seller is subject to any legal proceeding or any outstanding decree, order, judgment, agreement or stipulation, to which either Seller is a party or by which either Seller is bound or, to Sellers' Knowledge, affected, that restricts in any manner the use, transfer or licensing thereof by Sellers or may affect the validity, use or enforceability of such Seller Intellectual Property or Product, other than patent and trademark prosecution proceedings in the ordinary course of business, all of which are set forth in SCHEDULE 4.7(a).

            (g) Except as set forth in Schedule 4.7(g), none of Sellers' professional services agreements with their end-user customers, agreements with outside consultants for the performance of professional services on behalf of Sellers or customers of Sellers, or any agreements or licenses with any end-users or resellers of Sellers' Products, confers upon any party (other than a Seller) any ownership right with respect to any Seller Intellectual Property developed in connection with such agreement or license.

            (h) Neither Sellers' failure to deliver the Seller Intellectual Property described in clauses (A) and (B) of the second parenthetical in Section 2.1(a)(iv), individually or taken as a whole, nor Sellers' failure to comply with Section 6.2(c), will materially adversely affect Buyer's ability to use and operate the Products or the Seller Intellectual Property acquired by Buyer hereunder following the Closing; nor will such failure materially adversely affect Buyer's rights in or to the Seller Intellectual Property acquired by Buyer hereunder or result in any liability or obligation to Buyer following the Closing.

      4.8 PERSONAL PROPERTY. SCHEDULE 4.8(A) contains a list of all of the Tangible Personal Property included within the Assets. Except as set forth in
SCHEDULE 4.8(b), Sellers own and have good title to all of the Tangible Personal Property included within the Assets free and clear of all Liens. The Assets do not include any Tangible Personal Property that is leased or subleased by either Seller. All of the Tangible Personal Property included within the Assets is in good operating condition and repair in all material respects, except for ordinary wear and tear, and is adequate in all material respects for the purposes for which it is intended.

      4.9 GOVERNMENTAL AUTHORIZATIONS. SCHEDULE 4.9 sets forth each Governmental Authorization held by Sellers and issued or used in connection with the Business and for each, (i) the name of the issuing body or authority, (ii) the expiration date and (iii) the subject matter and any material terms thereof. Sellers have delivered to Buyer complete and correct copies of all the Governmental Authorizations required to be set forth in SCHEDULE 4.9. Each Governmental Authorization is valid, subsisting and in full force and effect and is not subject to any material restriction or condition and, except as set forth in
SCHEDULE 4.9, will continue in full force and effect in accordance with its terms after the Closing. Sellers, and to Sellers' Knowledge each other party thereto, are in compliance with the terms and conditions of all the Governmental Authorizations, and Sellers have not received any notice that they are or are alleged to be in breach or default under, or that there is or is alleged to be any basis for the termination of, any Governmental Authorization.

      4.10 CONTRACTS.

            (a) Schedule 4.10 sets forth, by Seller, each of the following to which either Seller is a party or by which any of the Assets, the Business or either Seller is bound or affected:

                  (i) all Licenses, other than those set forth in Schedule 4.7(c), as to which a Seller has any executory or unperformed obligation, or with respect to which Buyer's failure to comply with the terms thereof, or Buyer's use or operation of any of the Products or the Seller Intellectual Property in violation thereof or inconsistent with the terms thereof, could result in a liability to Buyer;

                  (ii) all contracts for Sellers' provision of Products to any Person as to which a Seller has any executory or unperformed obligation, or with respect to which Buyer's failure to comply with the terms thereof, or Buyer's use or operation of any of the Products or the Seller Intellectual Property in violation thereof or inconsistent with the terms thereof, could result in a liability to Buyer;

                  (iii) all contracts for the purchase or development of any Intellectual Property to be used in the Business as to which a Seller has any executory or unperformed obligation, or with respect to which Buyer's failure to comply with the terms thereof, or Buyer's use or operation of any of the Products or the Seller Intellectual Property in violation thereof or inconsistent with the terms thereof, could result in a liability to Buyer;

                  (iv) any outstanding purchase order, agreement or commitment obligating Sellers to purchase products or services or acquire, obtain or dispose of any intangible rights in connection with the Business;

                  (v) any indebtedness, installment sale agreement or liability for the deferred purchase price relating to any of the Assets;

                  (vi) any joint venture or partnership agreement to which a Seller is a party or by which it is bound, or any other arrangement involving a sharing of profits or joint development of Seller Intellectual Property;

                  (vii) any agreement limiting Sellers' or the Business' ability to compete in any business anywhere in the world;

                  (viii) any confidentiality, nondisclosure or similar agreement to which either Seller is a party and in respect of which Buyer's use of the Assets could cause a breach of such agreement or could result in a liability to Buyer following the Closing; or

                  (ix) any other outstanding contract, agreement, commitment, understanding or instrument relating to Sellers, the Business or the Assets that involves or could involve, individually or in the aggregate, payments pursuant to their terms of $25,000 or more, other than those contracts and other instruments included in SCHEDULE 1.1A or referred to in Sections 4.7(a), 4.7(b), 4.7(c), 4.7(f) and 4.8 (collectively, with such other contracts and instruments referred to in clauses (a)(i) through (ix) and in Sections 4.7(a), 4.7(b), 4.7(c), 4.7(f) and 4.8, and the instruments included in SCHEDULE 1.1A, the "CONTRACTS").

            (b) Sellers have delivered to Buyer complete and correct copies of all written Contracts and written summaries of all such Contracts that are oral that relate to the Assets or the Assumed Obligations. All of the Contracts are valid and binding and enforceable in accordance with their respective terms on all parties thereto, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application and that the availability of equitable remedies, including specific performance and injunctive relief, may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. Each Seller, and to Sellers' Knowledge each other party thereto, has fulfilled and performed in all material respects its respective obligations under each of the Contracts to which it is a party or by which it or any of the Assets or the Business is bound, and no event has occurred, and no condition or state of facts exists that constitutes, or after notice or lapse of time or both would constitute, a material breach or default thereof by Sellers, or to Sellers' Knowledge, any other party thereto, or which permits, or after notice or lapse of time or both would permit, a revocation or termination of any such Contract by Sellers, or to Sellers' Knowledge, by any other party thereto, or that may adversely affect in any material respect the rights of the respective Seller thereunder. No notice of cancellation or default concerning any Contract or of any event, condition or state of facts described in this Section 4.10 has been received by either Seller.

      4.11 PRODUCTS. SCHEDULE 4.11(A) lists and describes each of the Products of the Business. Except to the extent that Sellers have obtained, by license, the right to sell, license, develop or otherwise provide any Product under sublicense or other agreement with a third party (in which case, this representation and warranty is based solely on Sellers' Knowledge), each of the Products has been and is in conformity with all applicable contractual commitments, all express and implied warranties with respect thereto and all Legal Requirements applicable thereto. Neither Seller has any liability for, and to Sellers' Knowledge no basis exists for any liability for, any replacement, repair or remediation of any Product or for any other damages or refunds in connection with any Product. Except as set forth in SCHEDULE 4.11(b), none of the Products is subject to any guaranty, warranty or other indemnity other than Sellers' applicable standard terms and conditions of sale and standard guaranties and warranties, copies of which are set forth in SCHEDULE 4.11(b).

      4.12 SERVICE RECORDS. The Books and Records contain true and complete copies of all service records with respect to all Contracts ("SERVICE Records"), which Service Records have been maintained in the ordinary course consistent with Sellers' past practices. The Service Records contain (i) an accurate description of the Products covered by the relevant Contracts and Sellers' obligations with respect thereto; (ii) the identities of the customers and descriptions of the Contracts with respect thereto; (iii) all payments received with respect to the Products covered thereby and the dates of such payments; and
(iv) all refunds, repairs and other remediation made with respect to such Products, and all claims with respect to Products Liability or other deficiencies with respect to such Products, and the dates thereof. Except as expressly set forth in SCHEDULE 4.12, all Products are provided by Sellers on an "as is" basis without continuing service or maintenance obligations on the part of Sellers.

      4.13 LITIGATION. Except as set forth in SCHEDULE 4.13, there is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment, or any dispute or controversy in progress, pending or, to Sellers' Knowledge, threatened against or relating to Sellers or any of their directors, officers, employees or agents with respect to Sellers, the Assets or the Business; nor, to Sellers' Knowledge, is any investigation of such nature pending or threatened.

      4.14 COMPLIANCE WITH LAWS. Sellers are and have been, and the Assets and the Business are and have been operated, in compliance in all material respects with all Legal Requirements applicable to them, and neither Seller has received any notice, or has any Knowledge of any claim by any Person, that Sellers, any of the Assets or the Business has not been or is not in compliance with any applicable Legal Requirement; PROVIDED, that this Section 4.14 shall not apply to matters addressed in Sections 4.1, 4.2, 4.3, 4.7(d), 4.7(e), 4.7(f), 4.9,
4.10(b), 4.11, 4.13, 4.15, 4.16, 4.17 and 4.23.

      4.15 TAXES; TAX RETURNS. Sellers have duly and timely filed in correct form all federal, state, local and non-U.S. Tax returns and other Tax reports required to be filed by Sellers and have timely paid all Taxes that have become due and payable, regardless of whether shown on any such return or report. Sellers have received no written notice of, and Sellers have no Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit by any taxing authority of any nation, state or locality that could materially adversely affect, or result in the imposition of a Lien upon, any of the Assets.

      4.16 INSURANCE AND BONDS. There is no claim by either Seller pending under any insurance policy or fidelity bond covering any of the Assets or otherwise relating to the Business. All premiums due and payable under all such policies and bonds have been paid, and Sellers are otherwise in compliance with the terms of such policies and bonds.

      4.17 ABSENCE OF CERTAIN PAYMENTS. Neither Sellers nor any officer, director, agent, Employee or Affiliate of either Seller acting on behalf of either Seller has paid any bribe or used any of the Assets unlawfully to obtain advantage for any Person or otherwise taken any action that would result in a violation by either Seller of the United States Foreign Corrupt Practices Act of 1977 or any similar Legal Requirement applicable to Sellers or any Employees, agents or Affiliates thereof in respect of its actions on behalf of either Seller. Without limiting the foregoing, to Sellers' Knowledge, neither Sellers nor any of their respective officers, directors, agents, Employees or Affiliates has (i) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was or may have been, or is or may be, in a position to help or hinder the use of the Assets or conduct of the Business as conducted by either Seller (or assist in connection with any actual transaction), made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for United States or foreign governmental office, in any event (A) which may subject either Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (B) the non-continuation of which has had or could have, individually or in the aggregate, a Material Adverse Effect on the Business or Assets. To Sellers' Knowledge, neither Seller or any of Sellers' officers, directors, Employees, agents or Affiliates acting on behalf of either Seller has established or maintained any unrecorded fund or asset or intentionally made any materially false entry on any of Sellers' books or records for any purpose.

      4.18 INTERESTED PARTY TRANSACTIONS. Other than as a minority shareholder of a public company holding less than five percent (5%) of the stock of such company, neither Sellers nor any Affiliate thereof or any trust, partnership or corporation in which a Seller or any such Person has an economic interest, has, directly or indirectly, (i) an economic interest in any entity that furnishes or sells services or products to either Seller; or (ii) an economic interest in any entity that is a customer of Sellers or the Business or that otherwise purchases from or sells or furnishes to either Seller any goods or services related to the Business.

      4.19 CUSTOMERS. SCHEDULE 4.19 lists each Person that is or, during the three (3) years preceding the date hereof, has been a customer of the Business.

      4.20 SUFFICIENCY OF ASSETS. With the exception of the services of certain personnel, all of which services and personnel (excluding marketing, sales and advocacy personnel) are described in SCHEDULE 4.20, the Assets constitute all of the assets, rights and properties necessary to use and operate the Seller Intellectual Property as used and operated in the Business, including without limitation in the discharge of the Assumed Obligations in accordance with the terms of the Assumed Instruments and other Legal Requirements applicable thereto.

      4.21 YEAR 2000. Sellers have not received any claim or notice, and have no Knowledge, that (i) any of the Products is not designed to or does not manage, calculate, sequence, compare and manipulate data involving dates, including single century formulas and multi-century formulas and including leap years, or does not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; or (ii) any date-related user interface functionalities, date-related data interface functionalities or data fields associated with the Assets do not include the indication of century.

      4.22 BROKERS AND FINDERS. Neither Sellers nor any Person acting on behalf of Sellers (or either of them) has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finder's or broker's fees or commissions in connection with the transactions contemplated by this Agreement for which Buyer may be liable or that may result in any claim against any of the Assets.

      4.23 DISCLOSURE. The statements made by Sellers in this Agreement and in any of the Related Agreements (including without limitation the representations and warranties made by Sellers herein and therein and in the Schedules and Exhibits hereto and thereto, which are incorporated by reference herein and which constitute an integral part of this Agreement), when taken as a whole, do not include or contain (and on the Closing Date shall not include or contain) any untrue statement of a material fact, and do not omit (and on the Closing Date shall not omit) to state any material fact required to be included in order for the statements made to not be materially misleading. To Sellers' Knowledge, there is no fact that is not in the public domain that would materially adversely affect, in relation to the Purchase Price, the value a willing buyer in Buyer's position would pay for the Assets, that (i) has not been set forth herein or in any Related Agreement or in any Exhibit or Schedule hereto or thereto, (ii) is not known by Buyer on the date hereof or on the Closing Date, as the case may be, or (iii) in the exercise of reasonable diligence should not have been known by Buyer, on the date hereof or on the Closing Date, as the case may be, based upon the information set forth herein or in any Related Agreement or in any Exhibit or Schedule hereto or thereto.

      4.24 INVESTMENT REPRESENTATIONS. Each Seller represents and warrants to and covenants with the Buyer that:

            (a) Seller is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by CIC pursuant hereto, and has requested, received, reviewed and considered all information Seller deems relevant (including the SEC Documents) in making an informed decision with respect to the Purchase Price Shares.

            (b) Seller is purchasing the Purchase Price Shares for its own account for investment only and with no present intention of distributing the Purchase Price Shares or any arrangement or understanding with any other persons regarding the distribution of the Purchase Price Shares.

            (c) Seller shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

            (d) Seller has, in connection with its decision to purchase the Purchase Price Shares, relied with respect to CIC and its affairs solely upon the SEC Documents and the representations and warranties of CIC contained herein.

            (e) Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

      4.25 ABILITY TO BEAR RISK. Seller is able to bear the economic risk of holding the Purchase Price Shares for an indefinite period, including the loss of Seller's entire investment. The Purchase Price Shares were not offered or sold to Seller by any form of general solicitation or advertising.

      4.26 NO TRANSFERABILITY. Seller understands that: (a) subject to Section 6.6, the Purchase Price Shares shall not be transferable in the absence of registration under the Securities Act or an exemption therefrom (b) CIC shall provide stop transfer instructions to its transfer agent with respect to the Purchase Price Shares in order to enforce the restrictions contained in this
Section 4.26; and (c) each certificate representing the Purchase Price Shares shall be in the name of Seller or a Subsequent Purchaser and shall bear substantially the following legends (in addition to any legends required pursuant to a Related Agreement or under applicable securities laws):

   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED DIRECTLY OR INDIRECTLY FROM THE ISSUER WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES, AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER (A "TRANSFER") UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE ACT OR ANY OTHER APPLICABLE SECURITIES LAW."

Buyer shall cause the legend contained in this Section 4.26 to be removed from a stock certificate promptly after the receipt by the Company's transfer agent of a certificate of Seller or a Subsequent Purchaser, whichever the case may be, certifying that the sale of the Purchase Price Shares shall be consummated in accordance with an effective Registration Statement and the requirement of delivering a current prospectus of CIC in connection with such sale. Notwithstanding the foregoing, such Shares must be held by Sellers and Subsequent Purchaser in certificated form until all restrictive legends required by applicable law may be removed in accordance with applicable law.

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Sellers as follows:

      5.1 ORGANIZATION; CORPORATE POWER. Each of Buyer and CIC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease or license its properties and assets and to carry on its respective business in the manner in which such business is now carried on. Each of Buyer and CIC is duly qualified to transact business in all other jurisdictions where the ownership, leasing, licensing of its properties and assets and the carrying on of its business as a foreign corporation requires such qualification, except for any failure to so qualify that is not reasonably likely to have a Material Adverse Effect.

      5.2 DUE AUTHORIZATION; ENFORCEABILITY. All requisite corporate actions for the execution, delivery and performance by Buyer and CIC of this Agreement and/or all Related Agreements to which Buyer or CIC is a party have been duly performed. Buyer and CIC each has the full legal capacity and legal right, power and authority to enter into this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and/or CIC, as the case may be, and this Agreement and each of the Related Agreements to which Buyer and/or CIC, as the case may be, is a party, upon execution and delivery, will be, a legal, valid and binding obligation of Buyer and/or CIC, as the case may be, enforceable in accordance with their respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies, including specific performance, injunctive relief and reformation, may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      5.3 ABSENCE OF CONFLICTING AGREEMENTS. The execution and delivery of this Agreement and the Related Agreements to which Buyer and/or CIC is a party and the consummation of the transactions contemplated hereby and thereby (provided all of the Required Consents are obtained) will not (a) violate Buyer's or CIC's certificate of formation and bylaws; (b) violate any Legal Requirement applicable to Buyer or CIC; (c) conflict with, result in any breach of or default, event creating rights of acceleration, termination or cancellation or a loss of rights under, or require any payment to or confer any material rights upon any third party under or pursuant to any Governmental Authorization, contract, note, mortgage, instrument, agreement, judgment, order, award or decree to which Buyer and/or CIC is a party or by which Buyer and/or CIC or any of its respective assets is bound or affected, or any statute, other law or regulatory provision affecting Buyer other than any such conflict, breach, default or event that is not reasonably likely to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby; (d) require Buyer and/or CIC to obtain the approval, consent, authorization or act of or make any declaration, filing or registration with any Person or any foreign, federal, state or local court or Governmental Authority, other than any such approval, consent, authorization, act, declaration, filing or registration, the failure of which to be obtained or made is not reasonably likely to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby; (e) require Buyer and/or CIC to pay material damages, termination fees or similar penalties to any Person; (f) result in the creation or imposition of any Lien on any of the Assets, other than any such Lien that is not reasonably likely to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement; or (g) result in the acceleration of the due date of any material obligation of Buyer.

      5.4 PURCHASE PRICE SHARES. The Shares representing the Purchase Price, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free from any preemptive right or Lien created by statute, CIC's certificate of incorporation or bylaws or any agreement to which CIC is a party and from any Lien, other than any Lien created pursuant to this Agreement or by any action of either Seller. Notwithstanding the foregoing, such Shares will be subject to certain restrictions on transfer pursuant to applicable Legal Requirements.

      5.5 SEC FILINGS. CIC has made available to Sellers true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (together, the "SEC DOCUMENTS"), which CIC has filed with the SEC pursuant to the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of CIC, including the notes thereto, included in the SEC Documents ("BUYER FINANCIAL STATEMENTS") have been prepared in accordance with the books and records of CIC, have been prepared in accordance with generally accepted accounting principles, as in effect from time to time in the United States ("GAAP"), consistently applied throughout the periods covered thereby. The Buyer Financial Statements present fairly the consolidated financial position, results of operations and cash flows of CIC at the respective dates thereof and throughout the respective periods covered thereby subject, in the case of unaudited Buyer Financial Statements, to normal year-end accruals and audit adjustments and to the absence of footnotes thereto, none of which is material. CIC has filed all reports with the SEC required to be filed by it pursuant to applicable Legal Requirements during the preceding two (2) years. CIC may use Form S-3 to register the Shares to be issued to Sellers hereunder, and neither Buyer nor CIC is aware of any reason why such Registration Statement would be delayed in becoming effective.

      5.6 BROKERS AND FINDERS. Neither Buyer nor any Person acting or its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finder's or broker's fees or commissions in connection with the transactions contemplated by this Agreement for which either Seller may be liable.

      5.7 DISCLOSURE. The statements made by Buyer in this Agreement and in any of the Related Agreements (including without limitation the representations and warranties made by Buyer herein and therein and in the Schedules and Exhibits hereto and thereto, which are incorporated by reference herein and which constitute an integral part of this Agreement), when taken as a whole, do not include or contain (and on the Closing Date shall not include or contain) any untrue statement of a material fact, and do not omit (and on the Closing Date shall not omit) to state any material fact required to be included in order for the statements made to not be materially misleading.

      5.8 U.S. BUSINESS ESTABLISHMENT. Buyer's acquisition of the Seller Intellectual Property hereunder is most directly concerned with a business establishment or fixed establishment of Buyer in the United States.

      5.9 NO GENERAL SOLICITATION. Neither Buyer nor CIC has offered or sold Shares during the six months preceding the date hereof by means of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act of 1933, as amended), or in any manner involving a public offering within the meaning of Section 4(2) thereof, except pursuant to an effective registration statement or in a manner such that such offers and sales would not be integrated with the offer and sale of the Purchase Price Shares to Sellers pursuant to this Agreement for purposes of determining whether such offer and sale are exempt from registration under such Act.

      5.10 EXEMPT TRANSACTION. The offer, sale and transfer of the Purchase Price Shares to Sellers by Buyer pursuant to this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

6. COVENANTS AND OTHER AGREEMENTS OF SELLERS AND BUYER.

      6.1 CONTINUITY AND MAINTENANCE OF OPERATIONS. Except as Buyer may otherwise agree in writing, until the Closing:

            (a) Sellers shall continue to (i) maintain (A) Sellers' respective rights in the Seller Intellectual Property (including all applications, registrations and other filings with respect thereto), (B) the Tangible Personal Property in good operating condition and repair, ordinary wear and tear excepted, (C) Sellers' insurance as in effect on the date of this Agreement, (D) Sellers' inventories of equipment and supplies included within the Assets at levels consistent with past practices, (E) all of Sellers' business books, records and files, including Service Records, consistent with past practices, and (ii) operate the Business in compliance in all material respects with all Legal Requirements. Sellers shall use commercially reasonable efforts to keep available the services of the Employees and Sellers' contractors and to preserve any business relationships with customers, suppliers and others having business dealings with Sellers in connection with the Business.

            (b) Without limiting the generality of the foregoing, and except as expressly contemplated hereunder, Sellers shall not, prior to Closing, without Buyer's prior written consent: (i) sell, transfer, lease, assign, license or otherwise dispose of any of the Assets, including any right in any Seller Intellectual Property, except sales in the ordinary course of business; (ii) create, assume or permit to exist any Lien on any Asset; (iii) amend, terminate or allow to expire any Governmental Authorization, Contract or other instrument;
(iv) subject to (v), enter into any contract or commitment of any kind relating to the Business except in the ordinary course of business consistent with past practices and except for the renewal on their existing terms of Contracts that would, but for such renewal, terminate in accordance with their terms prior to Closing; (v) modify, amend or incur any obligation, agreement or other arrangement that is reasonably likely to adversely affect Buyer's ability to discharge the Assumed Obligations or use or operate any of the Assets or Products; (vi) delay payment of any account payable or other liability beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices, which delay could adversely affect the value of the Assets; or (vii) take or omit to take any action, which action or omission could materially adversely affect the value of the Assets.

      6.2 ACCESS TO SELLERS AND BUSINESS.

            (a) Sellers shall afford to Buyer's officers, employees and other authorized representatives complete access during normal business hours to the Business and Assets and to the facilities, offices, computer systems, Products, properties, Employees, business documents, business and financial records, Service Records, customers, suppliers and vendors of Sellers to the extent Buyer deems necessary or desirable to complete its due diligence investigation, and shall furnish to such individuals such additional information concerning Sellers, the Assets and the Business as shall be reasonably requested. No investigation by Buyer or its representatives hereunder shall affect or limit the scope or substance of Seller's representations and warranties under this Agreement.

            (b) For a period of one (1) year following the Closing, upon reasonable notice by Buyer, Sellers shall, at Buyer's expense, afford Buyer's officers, employees, accountants and other authorized representatives complete access during normal business hours to Sellers' business and financial records and accountants to enable Buyer to obtain any information and data required in connection with the preparation of Buyer's and its Affiliates' financial statements and any regulatory filings relating to the Business or this Agreement.

            (c) For a period of six (6) months following the Closing, upon written request of Buyer, each Seller shall diligently search its e-mail files for information requested by Buyer (via subject or key word query formulated by Buyer after consultation with such Seller), and shall disclose to Buyer all e-mails responsive to such query, except to the extent that any such e-mail contains third party information that such Seller is prohibited from disclosing to Buyer pursuant to a current, valid and enforceable nondisclosure agreement with a third party. Each Seller shall redact from any e-mail located pursuant to this Section 6.2(c) any such third party information and shall promptly deliver to Buyer each such e-mail with such third party confidential information redacted. If, during any such search, a Seller discovers information that relates to Seller Intellectual Property but is not responsive to the query upon which such search is made, such Seller shall disclose such information to Buyer, except to the extent Sellers are prohibited from disclosing such information to Buyer pursuant to a current, valid and enforceable nondisclosure agreement with a third party.

      6.3 CONFIDENTIALITY.

            (a) From and after the date hereof, (i) except with Buyer's prior written consent, and subject to Section 6.5 or as otherwise required by applicable law, Sellers shall, and shall cause their respective officers, directors, shareholders, Employees, independent contractors, consultants and other agents and representatives, to maintain the confidentiality of the Confidential Information (as defined herein) relating to Sellers, the Assets, the Products and the Business; and (ii) until the Closing Date, except with Sellers' prior written consent, Buyer shall, and shall cause its officers, directors, shareholders, employees and other agents and representatives, to maintain the confidentiality of the Confidential Information regarding Sellers and the Business that Buyer obtains in connection with this Agreement.

            (b) For purposes hereof, "Confidential Information" means trade secrets, know-how, inventions, ideas, concepts, prices, customer and marketing information and plans, prospective customer information, competitor information, financial information, business opportunities, employee- and other personnel-related information, research and any other non-public technical or business information; PROVIDED, that Confidential Information shall not include information that: (i) is as of the date hereof, or subsequently becomes, generally available to the public through no fault of, or breach of any confidentiality obligation by, a party hereto, (ii) the Person to whom such information is disclosed can demonstrate to have had such information in its possession without any breach of any Legal Requirement or other obligation of confidentiality of such Person, (iii) is independently developed by a third party without the use of any Confidential Information disclosed in violation hereof, which independent development shall be documented in writing or (iv) a third party lawfully obtains from a Person that has the right to transfer or disclose such information and disclosed such information without any breach of any confidentiality obligation with respect thereto.

      6.4 CERTAIN CHANGES; NOTIFICATION; UPDATED SCHEDULES. Except as permitted or contemplated by this Agreement, none of the parties hereto shall knowingly take any action that would render any representation or warranty made by it in this Agreement to be inaccurate as of the Closing Date. Each party shall promptly notify the others of any action, suit, proceeding or investigation that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality or propriety of any transaction contemplated by this Agreement. Sellers shall notify Buyer, promptly upon becoming aware thereof, of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against a Seller with respect to any of the Assets or the Business. Each party hereto shall notify the others of any fact or circumstance as to which it obtains knowledge that causes any of its respective representations and warranties made by it in this Agreement to be untrue in any material respect as of the date hereof or as of any other date on or prior to the Closing Date.

      6.5 NO PUBLIC ANNOUNCEMENT. Prior to the Closing Date, neither Buyer nor Sellers shall, without the other's prior approval, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, that notwithstanding the foregoing, upon execution of this Agreement, Buyer shall be entitled to issue a press release and file with the SEC and the Nasdaq SmallCap Market a Current Report on Form 8-K with respect to the transactions contemplated by this Agreement, in accordance with all applicable Legal Requirements. Upon the execution of this Agreement, Buyer and Sellers will issue a joint press release in such form as set forth in SCHEDULE
6.5. Buyer shall be entitled to issue a press release upon the occurrence of the Closing, provided, that Sellers shall have been afforded an opportunity to review and comment thereon.

      6.6 SEC COMPLIANCE; PURCHASE PRICE SHARES; REGISTRATION STATEMENT .

            (a) Sellers acknowledge that the Shares to be issued to Sellers hereunder will not be registered under the Securities Act and will be issued in reliance Section 4(2) of the Securities Act. Each of the certificates representing such Shares will contain a restrictive legend in the form set forth in SCHEDULE 6.6(A). Buyer shall use its reasonable best efforts to cause the additional restrictive legend provided for in SCHEDULE 6.6(A) to be removed within five (5) business days after a Seller's request therefor in respect of Purchase Price Shares delivered to such Seller out of escrow in conformity with the terms and provisions of the Escrow Agreement and this Agreement.

            (b) (i) As soon as reasonably practicable, but not more than thirty
(30) days following the Closing Date, Buyer shall cause CIC to file at CIC's expense a registration statement on Form S-3 (or such other form as CIC shall be eligible to use) with the SEC ("REGISTRATION STATEMENT") covering the resale of the Shares representing the Purchase Price (the "PURCHASE PRICE SHARES"). Buyer shall cause CIC to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable. It is intended that pursuant to the Registration Statement Sellers and Subsequent Purchasers (as defined herein), may resell the Purchase Price Shares to the public during the Resale Period (as defined below) without restriction except for prospectus delivery requirements and other applicable requirements under federal and state securities laws. Buyer shall cause CIC to file and use its reasonable best efforts to cause to become effective as soon as reasonably practicable all amendments, post-effective amendments and supplements to the extent legally required to enable the resale of the Purchase Price Shares to be made by the foregoing pursuant to all U.S. Legal Requirements during the two (2) year period following the date hereof (the "RESALE PERIOD"). Buyer shall cause CIC to deliver to Sellers and Subsequent Purchasers such number of copies of any prospectus (as amended and supplemented) required by such Legal Requirements to be delivered upon resale of the Purchase Price Shares during the Resale Period as Sellers or Subsequent Purchasers, as the case may be, may reasonably request. Buyer shall cause CIC to take such action as shall be reasonably necessary to register the Purchase Price Shares under Section 12 of the Securities Exchange Act of 1934, as amended, to maintain such registration and to list and keep continually listed the Purchase Price Shares on the Nasdaq SmallCap Market during the Resale Period. Buyer shall cause CIC to use its reasonable best efforts to qualify and maintain the qualification of the Purchase Price Shares under such state Legal Requirements, including blue sky laws, for offer and resale to the public during the Resale Period as Sellers and Subsequent Purchasers shall reasonably request.

                  (ii) Prior to the effectiveness of the Registration Statement,
(A) Sellers shall not sell or otherwise transfer any of the Purchase Price Shares to any Persons other than Persons who are institutional or accredited investors and who are not engaged in businesses that compete, directly or indirectly, with Buyer or any of its Affiliates (such Persons, "SUBSEQUENT PURCHASERS"), (B) Sellers shall not sell or otherwise transfer the Purchase Price Shares to more than fifteen (15) Subsequent Purchasers who agree to comply with all applicable securities laws and to accept legended securities, (C) Sellers shall not sell or transfer the Purchase Price Shares in block trades of less than 100,000 Shares and (D) Sellers shall notify Buyer thereof within five
(5) Business Days following a sale of any of the Purchase Price Shares, which notice shall include the name, address and telephone and facsimile numbers for such Subsequent Purchaser, as well as the number of Purchase Price Shares purchased by such Subsequent Purchaser.

                  (iii) Prior to the effectiveness of the Registration Statement, one Subsequent Purchaser may transfer, in a manner that would comply with the requirements of Section 6.6(b)(ii) as applicable to Sellers, all of its Purchase Price Shares to not more than one transferee which transferee shall agree not to sell or otherwise transfer any of the Purchase Price Shares prior to the effectiveness of the Registration Statement. Such transferee shall be deemed to be a Subsequent Purchaser for purposes of Section 6.6 and 4.26. Notwithstanding the foregoing, at all times prior to the effectiveness of the Registration Statement, there shall be no more than fifteen (15) Subsequent Purchasers.

            (c) From the date hereof through the Closing Date, Sellers shall not sell short any shares of the stock of CIC.

            (d) Buyer shall cause CIC to make generally available to its security holders (and deliver to Sellers), in the manner contemplated by Rule 158(b) under the Securities Act or otherwise, as soon as practicable but in any event not later than 120 days after the end of CIC's fiscal quarter in which the first anniversary date of the Closing Date occurs if the end of such fiscal quarter is the end of CIC's fiscal year (and if the end of such fiscal quarter is not the end of CIC's fiscal year, then such period shall be reduced to 50 days), an earnings statement of CIC satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least twelve (12) consecutive months beginning after the Closing Date.

            (e) Buyer shall indemnify, defend and hold harmless each Seller and Subsequent Purchaser, and each of their respective officers, directors, agents and employees, against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability), to which such Seller or Subsequent Purchaser, or any of them, may become subject under any applicable Legal Requirement insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue information is based upon written information supplied by such Seller or Subsequent Purchaser, or any of them, or by any of their respective representatives, as the case may be, for use in the Registration Statement.

            (f) Sellers and Subsequent Purchasers shall comply with all U.S. Legal Requirements with respect to the sale of the Shares issued hereunder. Each of Sellers (jointly and severally in respect of each other) and each Subsequent Purchaser shall indemnify, defend and hold harmless Buyer, its officers and directors and any controlling persons of Buyer against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonable incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability), to which Buyer or any such persons may become subject under applicable Legal Requirements insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon written information supplied by such Seller or Subsequent Purchaser or its respective representatives for use in the Registration Statement.

      6.7 REQUIRED CONSENTS. From and after the execution hereof, Sellers shall use their best efforts to obtain as expeditiously as possible all of the Required Consents, in form and substance acceptable to Buyer. Nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees) or the giving of any other consideration by Buyer in connection with obtaining the Required Consents.

      6.8 DELIVERY OF FINANCIAL INFORMATION.

            (a) Between the date hereof and the Closing Date, promptly after the preparation thereof, Sellers shall deliver to Buyer true, correct and complete copies of any financial statements prepared by Sellers in the ordinary course of business during such time.

            (b) In addition to, and without limiting the generality of Section 6.8(a), (i) not later than October 16, 2000, Sellers shall have delivered or caused to be delivered to Buyer true and complete copies of (A) an audited consolidated balance sheet of Sellers as of December 31, 1999, and a reviewed unaudited consolidated balance sheet of Sellers as of June 30, 2000, (B) audited statements of income and cash flows for Sellers for the 12-month period ended December 31, 1999, and reviewed unaudited statements of income and cash flows for Sellers for the six-month period ended June 30, 2000, (C) audited statements of cash flows for Sellers for the 12-month period ended December 31, 1998 and
(D) footnotes with respect to all of the foregoing in accordance with UK Auditing Standards, and all of the foregoing reconciled to GAAP; and (ii) not later than October 31, 2000, Sellers shall have delivered or caused to be delivered to Buyer a reviewed unaudited consolidated balance sheet of Sellers as of September 30, 2000, and reviewed unaudited statements of income and cash flows for Sellers for the nine-month period ended September 30, 2000, and footnotes with respect thereto all of the foregoing reconciled to GAAP (all of the foregoing financial statements, collectively, "1999 FINANCIAL STATEMENTS"). Sellers shall be liable to and shall pay to Buyer damages in the amount of (X) $250,000 in cash, if Sellers shall not have delivered all of the 1999 Financial Statements described in clauses (A), (B), (C) and (D) by October 16, 2000 or the 1999 Financial Statements described in clause (ii) hereof by October 31, 2000; and (Y) an additional $100,000 for each month following the applicable due date set forth herein during which Sellers shall not have delivered any of the 1999 Financial Statements. Sellers agree and acknowledge that the failure to deliver the 1999 Financial Statements to Buyer by the applicable due dates set forth herein will cause Buyer to be damaged, and that the damages set forth herein constitute a reasonable estimate of the amount of such damages.

      6.9 NON-COMPETITION AGREEMENTS. On the Closing Date, Sellers shall execute and deliver a Non-Competition Agreement, in the form of EXHIBIT B-1 (the "NON-COMPETITION AGREEMENT").

      6.10 TAXES. All Taxes (other than V.A.T.) incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer, and all V.A.T. incurred in connection with the transactions contemplated by this Agreement shall be shared equally by Sellers and Buyer.

      6.11 SELLERS' PREMISES. For a period of up to six (6) months following the Closing, Sellers shall make available to Buyer complete, exclusive and unrestricted access to and use of Sellers' offices, located at the address set forth in SCHEDULE 6.11 (including all equipment and facilities located at such offices, regardless of whether included within the Assets) (the "Premises"), for the purpose of performing the Assumed Obligations in accordance with their terms, providing the Products and otherwise using and operating the Assets. Buyer shall reimburse Sellers, pursuant to a Consulting and Reimbursement Agreement in the form of

EXHIBIT C (the "CONSULTING AND REIMBURSEMENT AGREEMENT"), for Sellers' actual and reasonable costs of maintaining the Premises, which reimbursable costs shall include rent, utility charges and rental charges for any personal property not included within the Assets, subject to the terms of the Consulting and Reimbursement Agreement. It is expressly understood that Buyer shall not assume or sublease, or otherwise become a party to or liable with respect to, any real property lease with respect to the Premises. In the event that Buyer intends to vacate the Premises prior to the expiration of such six (6) month period, Buyer shall notify the applicable Seller in writing at least ten (10) business days prior to the date on which Buyer intends to vacate the Premises. From the date hereof through the date Buyer vacates the Premises, Sellers shall not remove any material item of personal property from, or otherwise alter, the Premises in any manner that would prevent or interfere with Buyer's use of the Premises as contemplated herein.

      6.12 REIMBURSEMENT OF CERTAIN EXPENSES. From and after the Closing Date, Buyer shall or shall cause CIC to reimburse Sellers for certain specified costs incurred by Sellers in the operation of the Business, in accordance with the terms of the Consulting and Reimbursement Agreement, which reimbursable items shall include Sellers' reasonable costs and expenses incurred in operating the Premises and such other costs and expenses as are set forth in the Consulting and Reimbursement Agreement.

      6.13 NO-SHOP COVENANT. Subject to Sellers' fiduciary duties, from the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, (a) Sellers shall not, and shall cause their respective officers, directors, shareholders, agents and representatives not to, directly or indirectly, (i) solicit any offer from any Person other than Buyer for any form of business combination or acquisition or disposition of all or any of the Assets or the Business, or initiate or participate in any negotiation or provide confidential information with respect to any such business combination or acquisition, (ii) solicit any offer from any Person other than Buyer for any transaction involving a Seller that would preclude or in any way interfere with the consummation of the transactions contemplated by this Agreement, or initiate or participate in any negotiation or provide confidential information with respect to any such transaction, or (iii) authorize any of their representative, agents, officers, directors or shareholders to take any of the actions prohibited in this Section 6.13, and (b) Sellers shall use reasonable efforts to prevent any such person or entity from taking any of the actions prohibited in this Section 6.13; PROVIDED, that notwithstanding the foregoing, Sellers shall promptly notify Buyer in writing of the occurrence of any of the events described in clause (a) hereof, regardless of whether prohibited by this Section 6.13.

      6.14 FURTHER ASSURANCES; SATISFACTION OF COVENANTS. Sellers and Buyer each shall execute such additional documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and effectuate the transactions contemplated hereby. Sellers and Buyer shall each use, and Buyer shall cause CIC to use, commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each of the conditions to Closing imposed on it hereunder.

      6.15 CHANGE OF BUSINESS NAME. PenOp agrees that within one (1) Business Day following the Closing, and PenOp UK agrees that by November 30, 2000, it will change its corporate name (and if applicable any trade or fictitious names it is entitled to use), and, if necessary, those of any of any of its Affiliates, such that none of Sellers' or their Affiliates' corporate, trade or fictitious names will contain the terms "PenOp," "Signature One," "Peripheral Vision," "CIC," "Communication Intelligence Corporation" or any other term incorporating or confusingly similar with such terms. Sellers agree that from and after the Closing neither they nor any of their Affiliates will use or conduct business using any of such names other than to notify Persons of their name changes in connection with winding up their respective businesses and their respective dissolution proceedings.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligations of Buyer to purchase and acquire the Assets and to assume the Assumed Obligations are subject to the satisfaction or waiver, at or prior to the Closing Date (as provided herein), of the following conditions:

      7.1 REPRESENTATIONS AND WARRANTIES OF SELLERS. Each of the representations and warranties made by Sellers herein shall be true and correct in all material respects (without regard to any "materiality" or "material adverse effect" qualifications set forth therein) as of the Closing Date or, if made as of a specific date, as of such date.

      7.2 COVENANTS. Each Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

      7.3 MATERIAL CONSENTS. The Material Consents shall have been obtained.

      7.4 JUDGMENTS. There shall not be in effect on the Closing Date any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing, and no judgment or judgments in the aggregate amount of $250,000 or more shall have been entered against Sellers or either Seller by any court or other tribunal.

      7.5 MATERIAL ADVERSE CHANGE. No event shall have occurred between the date of this Agreement and the date on which the Closing is to occur that has had a material adverse effect on the Assets, taken as a whole, or the ability of Sellers to consummate the transactions contemplated hereby.

      7.6 OPINION OF SELLERS' COUNSEL. Sellers shall have furnished Buyer with opinions of the law firms of White & Case LLP, Kenyon & Kenyon and Osborne Clarke, each counsel for Sellers, in the forms set forth in EXHIBITS D-1, D-2 AND D-3, respectively, which opinions will be dated the Closing Date.

      7.7 DUE DILIGENCE. Buyer shall have completed and shall be satisfied with the results of its due diligence investigation of the Business and the Assets.

      7.8 BANKRUPTCY PROCEEDINGS. Neither Seller shall have entered into or become subject to voluntary or involuntary bankruptcy or reorganization proceedings or shall have filed a petition for dissolution.

      7.9 DELIVERY OF CERTIFICATES AND DOCUMENTS. Sellers shall have furnished to Buyer the following:

            (a) a certificate of each Seller's Secretary as to (i) such Seller's articles of incorporation and bylaws (or other constituent documents), (ii) all actions taken by and on behalf of such Seller to authorize the execution, delivery and performance of this Agreement and the Related Agreements and (iii) the incumbency of officers signing this Agreement and any Related Agreement on behalf of such Seller;

            (b) a certificate of legal existence and long-form good standing certificate (or the equivalent as may be appropriate under U.K. law) of each Seller from the Secretary of State (or comparable official) of its respective state or jurisdiction of formation;

            (c) a certificate of an executive officer of each Seller, certifying on behalf of such Seller that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5 and 7.8 have been met as to such Seller;

            (d) a Bill of Sale and Assignment, in the form of Exhibit E, duly executed by each Seller;

            (e) an Assumption Agreement, in the form of Exhibit F (the "Assumption AGREEMENT"), duly executed by Sellers;

            (f) the Escrow Agreement, duly executed by Sellers;

            (g) the Non-Competition Agreement, duly executed by each of Sellers;

            (h) all other instruments of assignment, powers of attorney and other documents and instruments as are necessary or are reasonably requested by Buyer to effect the transfer of the Assets, including all Seller Intellectual Property (including without limitation Patent Rights, Trademarks and domain names), to Buyer and to the extent applicable the vesting of title thereto in Buyer, all in accordance with any applicable Legal Requirements and in form reasonably acceptable to Buyer; and

            (i) evidence satisfactory to Buyer that all Liens affecting or encumbering the Assets shall have been terminated, released or waived, effective as of the Closing, including without limitation executed pay-off letters in form satisfactory to Buyer with respect to any indebtedness of Sellers being paid off at Closing that is secured by any of the Assets.

      7.10 THIRD PARTY AGREEMENTS. (i) Each of the individuals listed in
SCHEDULE 7.10 shall have duly executed and delivered a Non-Competition Agreement, in the form of EXHIBIT B-2 OR B-3, as applicable; (ii) Kirk LeCompte shall have duly executed and delivered an Independent Contractor Agreement, in the form of EXHIBIT G; and (iii) Florentis Ltd. shall have duly executed and delivered the Consulting Services Agreement, in the form of EXHIBIT H.

8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS. The obligations of Sellers to convey the Assets to Buyer hereunder are subject to the satisfaction or waiver at or prior to the Closing Date (as provided herein) of the following conditions:

      8.1 REPRESENTATIONS AND WARRANTIES OF BUYER. Each of the representations and warranties made by Buyer herein shall be true and correct in all material respects (without regard to any "materiality" or "material adverse effect" qualifications set forth therein) as of the Closing Date or, if made as of a specific date, as of such date.

      8.2 COVENANTS. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.3 JUDGMENTS. There shall not be in effect on the Closing Date any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing.

      8.4 PAYMENT FOR ASSETS. Buyer shall have delivered the Shares to be delivered by it pursuant to Section 3.2(b).

      8.5 OPINION OF BUYER'S COUNSEL. Buyer shall have furnished Sellers with the opinion of the law firm of Baer Marks & Upham LLP, counsel for Buyer, in the form set forth in EXHIBIT I, which opinion will be dated the Closing Date.

      8.6 DELIVERY OF CERTIFICATES AND DOCUMENTS. Buyer shall have furnished to Sellers the following:

            (a) a certificate of Buyer's and CIC's Secretary as to (i) Buyer's and CIC's certificates of formation and bylaws, (ii) resolutions of Buyer and, to the extent applicable, CIC, authorizing the execution, delivery and performance of this Agreement and the Related Agreements; and (iii) the incumbency of officers signing this Agreement and the Related Agreements on behalf of Buyer and, to the extent applicable, CIC;

            (b) a certificate of legal existence and good standing of each of Buyer and CIC from the Secretary of State of Buyer's and CIC's state of incorporation;

            (c) a certificate of an executive officer of each of Buyer and CIC certifying that the conditions set forth in Sections 8.1, 8.2 and 8.3 have been met;

            (d) the Assumption Agreement, duly executed by Buyer; and

            (e) the Consulting and Reimbursement Agreement, duly executed by Buyer.

      8.7 GUARANTY. CIC shall have duly executed and delivered a Guaranty, in the form of EXHIBIT J.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY HOLDBACK.

      9.1 SURVIVAL. The representations and warranties of the parties contained in this Agreement (including obligations with respect to indemnification under this Section 9) shall survive the Closing for a period of one (1) year following the Closing Date, except that (i) subject to Clause (ii), representations and warranties relating to Seller Intellectual Property shall survive the Closing for a period of two (2) years following the Closing Date; and (ii) the representations and warranties set forth in Section 4.7(b)(i) and in the first sentence of Section 4.7(c), inclusive, and representations and warranties relating to Taxes, as well as the parties' respective covenants and other obligations hereunder, shall survive for the duration of the statute of limitations applicable thereto; PROVIDED, that a party's timely delivery of a Claim Notice (as defined in Section 9.3(b)) hereunder shall extend the period of survival applicable to any claim set forth therein through the date such claim is conclusively resolved. No investigation by either party shall relieve the other party from any liability for any misrepresentation, misleading statement or omission made by such other party in this Agreement or any Related Agreement.

      9.2 INDEMNIFICATION.

            (a) Sellers, jointly and severally, agree to indemnify and hold harmless Buyer and its Affiliates, and their respective stockholders, directors, officers, employees, agents, successors and assigns ("BUYER INDEMNITEES") from and against any and all Claims (as hereinafter defined) to the extent such Claims are based upon, arise out of or relate to (i) a breach of any representation or warranty, or any failure to perform or comply with any of Sellers' covenants or agreements set forth in this Agreement or in any Related Agreement; (ii) the assertion of any Claim or legal action against Buyer or any other Buyer Indemnitee by any Governmental Authority or other Person based upon, arising out of or relating to the ownership of the Assets or operation of the Business or any act, omission, obligation or liability of Sellers or any of their respective agents and occurring, arising or accruing on or prior to, or existing on, the Closing Date; (iii) any obligation or liability relating to the ownership or operation of the Business or Assets by Sellers, other than the Assumed Obligations; or (iv) any obligation to any broker or finder employed or alleged to have been employed by it.

            (b) Buyer agrees to indemnify and hold harmless Sellers and their respective stockholders, directors, officers, employees, agents, successors and assigns ("SELLER INDEMNITEES") from and against any and all Claims to the extent such Claims are based upon, arise out of or are related to (i) a breach of any representation or warranty, or any failure to perform or comply with any of Buyer's covenants or agreements contained in this Agreement or in any Related Agreement; (ii) the assertion of any Claim or legal action against Sellers or a Seller Indemnitee by any Person or Governmental Authority based upon, arising out of or relating to the ownership of the Assets by Buyer occurring, arising or accruing after the Closing Date (other than any Product Liability with respect to any Product sold or provided prior to the Closing Date), provided that such Claim or legal action is not based upon an act or omission which occurred on or before the Closing Date; or (iii) any obligation to any broker or finder employed or alleged to have been employed by it.

            (c) For purposes of this Agreement, a "Claim" shall include any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including without limitation reasonable attorneys' fees incurred in connection with the investigation, defense and/or prosecution thereof).

      9.3 INDEMNITY SHARES; ASSERTION OF CLAIMS.

            (a) At the Closing, Buyer shall deposit the Indemnity Shares with the Escrow Agent, pursuant to the terms of the Escrow Agreement, which Shares and/or the proceeds thereof shall provide a fund for the payment of Claims to Buyer Indemnitees in accordance with the terms hereof and the terms of the Escrow Agreement.

            (b) In the event that either party believes it has an indemnification Claim under Section 9.2, such party (the "INDEMNITEE") shall notify the other (the "INDEMNITOR") in writing thereof ("CLAIM NOTICE"), which Claim Notice shall set forth the Indemnitee's estimate of the dollar value of the indemnification sought by it, but no such estimate shall have any effect on the extent to which the Indemnitor shall have an obligation to indemnify the Indemnitee. All indemnification Claims paid out of the Indemnity Shares shall be paid in accordance with the terms of the Escrow Agreement.

      9.4 NOTICE OF AND RIGHT TO DEFEND THIRD PARTY CLAIMS. Promptly upon receipt of a Claim Notice or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnity agreement contained in Section 9.2, the Indemnitee with respect to such Claim shall give notice in writing to the Indemnitor with respect thereto. The omission by such Indemnitee to so notify promptly such Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, except to the extent such Indemnitor has been prejudiced by such omission. In case any claim shall be asserted or suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense or conduct the settlement thereof. Anything herein to the contrary notwithstanding, Indemnitor shall not be entitled to settle any such suit, action or proceeding without Indemnitee's consent, which consent shall be not unreasonably withheld, unless the sole relief provided is monetary damages. After notice from the Indemnitor to the Indemnitee of its election to so assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof following such notice. The Indemnitee will reasonably cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all pertinent information under the Indemnitee's control.

      9.5 LIMITATIONS OF LIABILITY.

            (a) No amount shall be payable by Sellers to Buyer or by Buyer to Sellers with respect to indemnification of Claims for breaches of representations and warranties pursuant to this Section 9 unless and until the aggregate amount of such Claims required to be indemnified by the respective Indemnitor pursuant hereto exceeds $75,000, in which case the Indemnitor shall be liable to the Indemnitee for the entire amount of all such Claims by Indemnitee; PROVIDED, that the foregoing limitation shall not apply to Claims arising out of representations and warranties relating to authority, Taxes or the matters set forth in Section 4.7(b)(i) or in the first sentence of
Section 4.7(c).

            (b) Sellers' and Buyer's respective liability for indemnification for breaches of representations and warranties pursuant to this Section 9 shall be limited (i) until the first anniversary of the Closing Date, to the amount of $10,600,000, and (ii) from the first anniversary of the Closing Date through the date two (2) years following the Closing Date, to the amount of $3,290,000; PROVIDED, that the foregoing limitations shall not apply to Claims for breach of representations and warranties relating to authority, Taxes or the matters set forth in Section 4.7(b)(i) or in the first sentence of Section 4.7(c). An Indemnitor's liability for indemnification under this Section 9 shall be satisfied by payment of cash or delivery of Shares.

            (c) The amount of any Claim indemnifiable by either Buyer or Sellers pursuant to this Section 9 shall be reduced by the amount of any insurance proceeds received by the Indemnitee in respect of such Claims (and if such proceeds are received following an indemnification payment in respect of the relevant Claim, the Indemnitee shall pay to the Indemnitor an amount equal to the lesser of (i) the amount of such proceeds and (ii) the amount of the indemnification payment made by the Indemnitor).

            (d) No amount shall be payable by Sellers to Buyer or by Buyer to Sellers pursuant to this Section 9 in respect of punitive damages or consequential damages.

            (e) Nothing herein shall be deemed to relieve any party hereto from any common law duty to mitigate any Claim.

            (f) No party shall be entitled to be indemnified more than once under this Agreement for the same Claim.

            (g) Subject to any other express provision of this Agreement, this
Section 9 shall provide the sole remedy for any misrepresentation, breach of representation or warranty or breach of covenant or other agreement contained in this Agreement, except in the case of fraud.

10. TERMINATION.

      10.1 TERMINATION. This Agreement may be terminated prior to the Closing only in accordance with the following:

            (a) at any time by mutual consent of Sellers and Buyer;

            (b) by either Sellers or Buyer if the Closing hereunder has not taken place on or before the Outside Closing Date (unless otherwise extended by agreement of all parties) other than by reason of a breach or default of any of the covenants or agreements contained in this Agreement by the party seeking to terminate; or

            (c) by either Sellers or Buyer, at any time, if the other party is in material breach or material default of its covenants and agreements under this Agreement, or if any of its representations or warranties are not true in all material respects, and the party in breach or default does not cure such breach or default within twenty (20) days after notice thereof is delivered in writing, provided that the terminating party is not also in material breach or material default hereunder; PROVIDED, that such twenty (20) day cure period shall not extend past the Outside Closing Date.

      10.2 SURVIVING OBLIGATIONS. In the event of termination of this Agreement by Buyer or Sellers pursuant to this Section 10, prompt written notice thereof shall be given to the other party; and this Agreement shall terminate, without further action by any of the parties hereto, and all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.3, 9.2(a)(i) (as to breaches of covenants only), 9.2(a)(iv), 9.2(b)(i) (as to breaches of covenants only), 9.2(b)(iii), 9.2(c) (insofar as related to breaches of covenants only), 9.3(b), 9.4, 9.5, this Section 10.2, 10.3, 11, 13, 14, 15,
17, 18, 20 and 21.

      10.3 ATTORNEY'S FEES. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses.

11. EXPENSEs. Except as expressly provided herein, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

12. FINANCIAL STATEMENTS. Sellers hereby consent to the inclusion by Buyer of the Financial Statements and the 1999 Financial Statements, if required to be so included by Buyer, in any report required to be filed by Buyer with the SEC, the Nasdaq SmallCap Market or any stock exchange pursuant to applicable law, rule or regulation, including the Securities Act or the Exchange Act. Subject to Section 6.8(b), upon the request of Buyer, Sellers agree to promptly prepare (not later than thirty (30) days after the date of such request) such financial statements relating to the Sellers, the Assets or the Business (in addition to the 1999 Financial Statements) as may be required to be filed by Buyer with the SEC, the Nasdaq SmallCap Market or any stock exchange. All reasonable accounting costs other reasonable fees and expenses incurred by reason of the preparation of the financial statements set forth in SCHEDULE 12 shall be borne by Buyer; PROVIDED, that Buyer shall not be required to reimburse Sellers for any amount exceeding the aggregate amount of (pound)36,000 with respect to preparation of such financial statements. Sellers shall use commercially reasonable efforts to obtain the consent of their independent public accountants who prepared the Financial Statements and the 1999 Financial Statements to the inclusion of the Financial Statements and the 1999 Financial Statements in any report required to be filed by Buyer with the SEC, the Nasdaq SmallCap Market or any stock exchange.

13. ENTIRE AGREEMENT. Buyer and Sellers agree that this Agreement and the Related Agreements, including the Schedules and all Exhibits hereto and any other written document or instrument delivered pursuant hereto or thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

14. PARTIES OBLIGATED AND BENEFITED. This Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other, neither Buyer nor either Seller will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, except that Buyer shall have the right to assign this Agreement to any Affiliate of Buyer without Sellers' prior consent, PROVIDED, that such Affiliate of Buyer becomes a party to this Agreement.

15. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

      If to Buyer:
                  Communication Intelligence Corporation
                  275 Shoreline Drive, Suite 500
                  Redwood Shores, CA 94065
                  Telephone:  (650) 802-7700
                  Facsimile:  (650) 802-7716
                  Attention:  Guido DiGregorio, President and Chief Executive
                              Officer

      With a copy to:

                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, NY 10022
                  Telephone:  (212) 702-5714
                  Telecopy:  (212) 702-5941
                  Attention:  Jonathan J. Russo, Esq.

                              and

      If to Sellers:
                  PenOp Limited
                  PenOp Inc.
                  320 East 54th Street
                  New York, NY 10022
                  Telephone:  (212) 371-8948
                  Telecopy:   011 44 1373 452 744 (? Nick May)
                  Attention:  Howard I. Schechter, President

      With a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, NY  10036
                  Telephone:  (212) 819-8200
                  Telecopy:   (212) 354-8113
                  Attention:  Steven Betensky, Esq.

                        And

                  Osborne Clarke
                  50 Queen Charlotte Street
                  Bristol BS1 4HE
                  United Kingdom
                  Telephone:  011 44 117 917 4204
                  Telecopy:   011 44 117 917 4205
                  Attention:  Bruce Roxburgh, Esq.

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 15. Sellers expressly acknowledge that any notice to be delivered to Sellers hereunder shall be deemed delivered when delivered to PenOp, as set forth herein.

Notices and other communications provided in accordance with this Section 15 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

16. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Sellers and Buyer. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

17. SEVERABILITY. If any provision of this Agreement shall be held or deemed, by a court or other tribunal of competent jurisdiction, to be invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision invalid, inoperative or unenforceable, and this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it is valid, operative and enforceable to the maximum extent permitted.


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

18. SECTION HEADINGS AND TERMS. The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and this Agreement shall become effective when counterparts that together contain the signatures of each party hereto shall have been delivered to Sellers and Buyer.

20. GOVERNING LAW; CONSENT IN JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York. Any action to enforce, or arising out of or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the appropriate court or courts located within New York County, State of New York, and the parties consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner permitted by law. Each party hereto agrees to not assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or any other agreement or transaction related hereto or the subject matter hereof or thereof may not be enforced in or by such court. 21. SPECIFIC PERFORMANCE; PERFORMANCE BY SELLERS. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive, and an Indemnitee shall also be entitled to seek money damages. Anything herein to the contrary notwithstanding, a Seller's breach of any obligation or covenant or failure to satisfy any condition hereunder shall not relieve the other Seller of any obligation of it hereunder to or failure to perform any obligation or covenant or to satisfy any condition hereunder.


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

      IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date and year first above written.


                                    BUYER:

                                    CIC ACQUISITION CORP.


                                    By: /s/ PHILIP SASSOWER
                                       -----------------------------------------
                                       Name:  Philip Sassower
                                       Title: Chief Executive Officer

                                    SELLERS:

                                    PENOP LIMITED


                                    By: /s/ HOWARD SCHECHTER
                                       -----------------------------------------
                                       Name:  Howard Schechter
                                       Title: Director

                                    PENOP INC.


                                    By: /s/ HOWARD SCHECHTER
                                       -----------------------------------------
                                       Name:  Howard Schechter
                                       Title: President


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